Exhibit 99.1

FOR IMMEDIATE RELEASE

AUG. 18, 2015

Contact:                                                Jill McMillan, Vice President, Communications and Investor Relations

Phone: 214-721-9271

Jill.McMillan@enlink.com

ENLINK MIDSTREAM TO ATTEND

CITI ONE-ON-ONE MLP/MIDSTREAM INFRASTRUCTURE CONFERENCE

DALLAS, Aug. 18 — EnLink Midstream, LLC (NYSE: ENLC) (the General Partner) and EnLink Midstream Partners, LP (NYSE: ENLK) (the Master Limited Partnership) announced today that Barry E. Davis, President and Chief Executive Officer and Michael J. Garberding, Executive Vice President and Chief Financial Officer, will attend the Citi One-on-One MLP / Midstream Infrastructure Conference in Las Vegas on Aug. 19.

A copy of the related presentation materials will be available on Aug. 19 on the Investors page of the company’s website at www.EnLink.com.

About EnLink Midstream

EnLink Midstream is a leading, integrated midstream company with a diverse geographic footprint and a strong financial foundation, delivering tailored customer solutions for sustainable growth. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana-Woodford Shale, Arkoma-Woodford Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast region, Utica Shale and Marcellus Shale. Based in Dallas, Texas, EnLink Midstream’s assets include over 9,200 miles of gathering and transportation pipelines, 16 processing plants with 3.6 billion cubic feet per day of processing capacity, seven fractionators with 280,000 barrels per day of fractionation capacity, as well as barge and rail terminals, product storage facilities, purchase and marketing capabilities, brine disposal wells, an extensive crude oil trucking fleet and equity investments in certain private midstream companies. Additional information about the EnLink companies can be found at www.enlink.com.

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